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INDEPENDENT AUDITOR'S CONSENT

___________________________________________________________________

The Board and Shareholders
Strategist Tax-Free Income Fund, Inc.:
Strategist Tax-Free High Yield Fund


We consent to the use of our report included or incorporated herein by reference, and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





KPMG Peat Marwick LLP
Minneapolis, Minnesota
January 28, 1997